UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on March 20, 2015, subsidiaries of FXCM Inc. (the “Company”), entered into a share purchase agreement, pursuant to which they agreed to sell all of the issued and outstanding equity interests of FXCM Japan Securities Co., Ltd (“FXCM Japan”) to Rakuten Securities, Inc. On April 1, 2015, the Company completed the disposition of FXCM Japan for a purchase price of approximately $62 million. The consideration received at closing consisted of approximately $48 million in cash. The remaining consideration is subject to final adjustment based on the finalization of FXCM Japan’s balance sheet as of March 31, 2015.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information
(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Unaudited pro forma consolidated financial statements of FXCM Inc. as of December 31, 2014 and for the years ended December 31, 2014, 2013 and 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date: April 7, 2015